Exhibit 99.2

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower Announces Entry into New Supplemental Indentures in

Connection with Common Stock Reclassification

SAN JOSE, Calif., Nov. 16, 2011 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced the execution of four new supplemental indentures, with Wells Fargo Bank, National Association, as trustee, to reflect the stockholder-approved reclassification of the company’s Class A common stock and Class B common stock into a single class of common stock on a one-for-one basis as previously announced. A new supplemental indenture has been executed for each of the 1.25% Senior Convertible Debentures due 2027 with CUSIP number 867652 AA7, the 0.75% Senior Convertible Debentures due 2027 with CUSIP number 867652 AB5 and the 4.75% Senior Convertible Debentures due 2014 with CUSIP number 867652 AC3 (together, the “Convertible Debentures”). A supplemental indenture has also been executed for the 4.5% Senior Convertible Debentures due 2015 with CUSIP number 867652 AE9 (the “Cash Convertible Debentures”).

The new supplemental indentures for the Convertible Debentures provide that the Convertible Debentures will be convertible into the new single class of common stock in the same amount as holders would have been entitled to receive had their debentures been converted into Class A common stock immediately prior to the company’s common stock reclassification.

The new supplemental indenture covering the Cash Convertible Debentures provides that such series will be convertible into a cash amount based on the trading price of the new single class of common stock rather than the prior Class A common stock.

To implement the common stock reclassification, the company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on November 15, 2011, which became effective at 5 pm Eastern Standard Time today. Upon the effectiveness of the Restated Certificate of Incorporation, each share of the company’s outstanding Class A common stock and Class B common stock was automatically reclassified as, and become one share of, a new single class of common stock named “common stock” that has the same voting powers, preferences, rights and qualifications, limitations and restrictions as the prior Class A common stock.

Holders of Debentures need not take any action in connection with the common stock reclassification or in connection with the execution of the new supplemental indentures.

The company expects that, beginning on November 17, 2011, trading in the Class A common stock (SPWRA) and Class B common stock (SPWRB) on the Nasdaq Global Select Market will be suspended, and all trading in SunPower common stock will be under the ticker symbol SPWR. The new CUSIP number for SunPower common stock will be 867652 406.

About SunPower

SunPower Corp. (NASDAQ: SPWRA, SPWRB) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying such statements. The company uses words such as “will,” “expects,” and similar expressions to identify forward-looking statements. These statements include, but are not limited to, statements about the company’s plans and expectations regarding the reclassification of its Class A common stock and Class B common stock into a single class of common stock, actions to be taken by the company, beginning of trading on Nasdaq under a single stock symbol, and other statements that are not historical facts. The forward-looking statements in this press release are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011, July 3, 2011 and October 2, 2011 and other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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